                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event report NOVEMBER 15, 2001
                                                       -----------------

         First Union National Bank (as Representative under a Sale and Servicing Agreement dated as of February 28, 1998 providing for the issuance of The Money Store Residential Trust,
                   Series 1998-I) and each of the Originators
                      listed on Schedule A attached hereto.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             *                            333-32775                      *
--------------------------------------------------------------------------------
State or other jurisdiction              (Commission               (IRS Employer
     of incorporation)                   File Number)                ID Number)

                         c/o First Union National Bank,
              401 South Tryon Street - NC1179 Charlotte, NC 28288
              ---------------------------------------------------
                    (Address of principal executive officer)

       Registrant's Telephone Number, including area code: (704) 383-9568

    -------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

*        See Schedule A
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Item 5   Other Events

         The Servicer has and continues to adjust its servicing policies to meet the requirements of regulatory agencies, as provided for in the Pooling and Servicing Agreement. The Issuer will disclose such policies that materially and adversely effect the Certificateholders.

         Attached herein as Exhibit 20.1 hereto is a copy of the Monthly Statement sent to Class A Certificate holders with respect to the NOVEMBER 15, 2001 Remittance Date.

Item 7   Financial Statements and Exhibits


Item 601 (a) of Regulation
S-K Exhibit Number
------------------
       20.1                Monthly statement to Class A Certificate holders with respect to the
                           NOVEMBER 15, 2001 Remittance Date.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST UNION NATIONAL BANK


By: /s/ Robert Ashbaugh
   --------------------
Name: Robert Ashbaugh
Title: Vice President                                   Dated: NOVEMBER 30, 2001

                                 Exhibit Index

20.1 Monthly statement sent to Class A Certificate holders with respect to the NOVEMBER 15, 2001 Remittance Date.

                                   Schedule A

                                            State of                IRS Employer
Registrant                                  Incorporation           ID Number
----------                                  -------------           ------------
TMS Mortgage Inc.                           New Jersey               22-3217781
The Money Store/D.C. Inc.                   D.C.                     22-2133027
The Money Store/Kentucky Inc.               Kentucky                 22-2459832
The Money Store Home Equity Corp.           Kentucky                 22-2522232
The Money Store/Minnesota Inc.              Minnesota                22-3003495